SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 22, 2005

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

M-Wave, Inc. (the “Company”) has filed its Form 10-QSB for the quarter ended September 30, 2005. Based on those results, the Company received a NASDAQ Staff Deficiency Letter on November 22, 2005 indicating that the Company fails to comply with the Stockholders’ Equity, Market Value of Publicly Held Shares and Net Income from Continuing Operations requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,500,000 in stockholder's equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company’s common stock is thus subject to delisting. The Company intends to make a written submission to the NASDAQ staff of its plan to achieve and sustain compliance with all of The NASDAQ Capital Market listing requirements, including the time frame for completion of such plan, on or prior to December 7, 2005. If the submission is rejected, the Company may appeal the staff’s decision to the NASDAQ Listing Qualification Panel.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2005, Gregory E. Meyer, Class I Director, resigned due to disagreements with the Company’s policies and practices being pursued by management and the Company’s newly-elected Directors, who together constitute a majority of the Board. Specifically, Mr. Meyer’s disagreements with management focused on the following: (i) management’s purported violation of a settlement agreement dated August 19, 2005 between the Company’s executive Directors, its non-executive Directors, and the Company’s outside legal counsel; (ii) management’s practice of not having Company counsel present at meetings of the Board; and (iii) management’s practice of having the personal litigation counsel of two of the directors, who were involved in a dispute with other directors, present at meetings of the Board. Mr. Meyer was a member of the Company’s Audit, Compensation, Nominating, and Corporate Governance Committees.

Item 9.01	Financial Statement and Exhibits

(c)  Exhibits.

17.1	Correspondence on departure of a Director.
99.1	Press Release of M-Wave, Inc., dated November 28, 2005.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

Dated: November 28, 2005